SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

ANALYSTS INTERNATIONAL CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Minnesota	41-0905408
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

3601 West 76th Street

Minneapolis, Minnesota  55435

(Address of Principal Executive Office and Zip Code)

2004 Equity Incentive Plan

(Full Title of the Plan)

Colleen M. Davenport, Esq.

3601 West 76th Street

Minneapolis, Minnesota  55435

952/835-5900

(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Daniel A. Yarano

Fredrikson & Byron, P.A.

200 South Sixth Street, Suite 4000

Minneapolis, Minnesota  55402-1425

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Options to Purchase Common Stock under the 2004 Equity Incentive Plan	Indefinite	$0.00	$0.00	$0.00

Common Stock issuable under the 2004 Equity Incentive Plan	1,000,000 shares	$2.19	$2,190,000	$234.33

TOTAL:				$234.33

(1)                                  In addition, pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein and any additional securities which may become issuable pursuant to anti-dilution provisions of the plan.

(2)                                  Estimated pursuant to Rule 457(h) solely for the purpose of calculating the registration fee and based upon the average of the high and low prices of the Registrant’s Common Stock on September 15, 2006.                                     .

The purpose of this Registration Statement is to register additional shares for issuance under the Registrant’s 2004 Equity Incentive Plan.  The contents of the Registrant’s Registration Statement on Form S-8, Reg. No. 333-118663 are incorporated herein by reference.

SIGNATURES

The Registrant.  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on the 19th day of September, 2006.

ANALYSTS INTERNATIONAL CORPORATION
(the “Registrant”)

By:	/s/	Jeffrey P. Baker
Jeffrey P. Baker
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

(Power of Attorney)

Each of the undersigned constitutes and appoints Jeffrey P. Baker and David J. Steichen his or her true and lawful attorney-in-fact and agent, each acting alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign the Form S-8 Registration Statement of Analysts International Corporation relating to the Company’s 2004 Equity Incentive Plan and any or all amendments or post-effective amendments to the Form S-8 Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Jeffrey P. Baker	Chief Executive Officer	September 19, 2006
Jeffrey P. Baker	(principal executive officer)

/s/ David J. Steichen	Chief Financial Officer	September 19, 2006
David J. Steichen	(principal financial and
accounting officer)

Director
Michael J. LaVelle

/s/ Krzysztof K. Burhardt	Director	September 18, 2006
Krzysztof K. Burhardt

/s/ Michael B. Esstman	Director	September 14, 2006
Michael B. Esstman

/s/ Margaret A. Loftus	Director	September 14, 2006
Margaret A. Loftus

/s/ Robb L. Prince	Director	September 15, 2006
Robb L. Prince

/s/ Willard W. Brittain	Director	September 18, 2006
Willard W. Brittain

/s/ Brigid A. Bonner	Director	September 18, 2006
Brigid A. Bonner

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

ANALYSTS INTERNATIONAL CORPORATION

Form S-8 Registration Statement

EXHIBIT INDEX

Exhibit
Number	Exhibit Description

5	Opinion and Consent of Fredrikson & Byron, P.A. relating to the legality of securities under the 2004 Equity Incentive Plan

23.1	Consent of Fredrikson & Byron, P.A. (See Exhibit 5)

23.2	Consent of Deloitte & Touche LLP

24	Power of attorney (See Signature Page)